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                                                                    EXHIBIT 99.1

                                                               NEWS RELEASE
                                                  CONTACT:     Michael J. McCann
                                                               CFO and Treasurer
                                                               (337) 235-2452

FOR IMMEDIATE RELEASE

PETROLEUM HELICOPTERS, INC. ANNOUNCES RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2003

--------------------------------------------------------------------------------

         LAFAYETTE, LA - May 13, 2003 - Petroleum Helicopters, Inc. (PHI) today reported net earnings of $0.7 million ($0.13 per diluted share) on operating revenues of $64.6 million for the three months ended March 31, 2003. For the same period of 2002, the Company reported net earnings of $2.0 million ($0.38 per diluted share) on operating revenues of $68.2 million. There was significant inclement weather encountered in the quarter ended March 31, 2003 as compared to the prior year quarter in all of our U.S. operating areas which greatly reduced flight times.

         Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", intend", expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.

         PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas industry, aeromedical programs and the third-party maintenance business. PHI Common Stock is traded in The Nasdaq SmallCap Market (symbols PHEL and PHELK).


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Petroleum Helicopters, Inc. (Nasdaq Symbols PHEL and PHELK) released the following earnings figures for the three months ended March 31, 2003. (All figures, except per share data, are shown in thousands.)

                                                           For the Quarter Ended
                                                                 March 31,
                                                           ---------------------
                                                             2003         2002
                                                           --------      -------
Operating revenues                                         $ 64,607      $68,179
Gain on disposition of property and equipment                   918          563
Other                                                           133           66
                                                           --------      -------
                                                             65,658       68,808
                                                           --------      -------

Expenses:
   Direct expenses                                           54,575       59,414
   Selling, general and administrative                        4,902        4,713
   Interest expense                                           4,963        1,308
                                                           --------      -------
                                                             64,440       65,435
                                                           --------      -------

Earnings before income taxes                                  1,218        3,373

Income taxes                                                    487        1,345
                                                           --------      -------

Net earnings                                               $    731      $ 2,028
                                                           ========      =======

BASIC:
   Net earnings per common share                           $   0.14      $  0.38
                                                           ========      =======

DILUTED:
   Net earnings per common share                           $   0.13      $  0.38
                                                           ========      =======



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